Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

                                        Exhibit 10.1

AMENDMENT #3 TO SUPPLY AGREEMENT

This Amendment #3 (the “Amendment”) to the Supply Agreement by and between Akebia Therapeutics, Inc. (“Akebia”) and STA Pharmaceutical Hong Kong Limited (“STA”) is effective as of August 15, 2025 (the “Amendment Effective Date”). Akebia and STA are each referenced individually herein as a "Party" and together as the “Parties”.

WHEREAS, STA and Akebia entered into a Supply Agreement dated April 2, 2020, as amended on April 15, 2021, and April 15, 2024 (collectively, the “Supply Agreement”), under which STA manufactures vadadustat drug substance for purchase by Akebia; and

WHEREAS, the Parties desire to amend the Supply Agreement as set forth in this Amendment;

NOW, THEREFORE the Parties agree as follows:

1.The second paragraph of Section 5.7 is hereby deleted and replaced with the following:

Safety Stock shall be maintained by STA in quantities, at any given time, as mutually agreed by the Parties in writing during the Term of this Agreement. Akebia shall promptly submit to STA a Purchase Order for the quantity of Safety Stock of the Product mutually agreed by the Parties. Upon expiration or termination of the Agreement, and contingent upon [**] held by STA.

2.Section 6.2 is hereby deleted in its entirety and replaced with the following:

6.2. Akebia Quality Release. No delivery of Product by STA will occur without prior Akebia Release. Akebia’s certificate of lot disposition must be received by STA prior to delivery of Product. For such purpose, Akebia’s quality department will review the documentation provided by STA for any Batch of Product and will provide STA with the certificate of lot disposition or, otherwise, with its justified objections to issuing the certificate of lot disposition in accordance with the Quality Agreement, in each case, within [**] of receipt of the documentation.

3.Section 6.4 is hereby deleted in its entirety and replaced with the following:

6.4 Storage. Prior to delivery, all Product at the Facility will be stored in a clean, secured, segregated area. If after Akebia’s release of the Product pursuant to Section 6.2 and the agreed delivery date, Akebia requests that STA store the Product at STA’s facilities and STA accepts, or [**] pursuant to Section 15.1 or places a purchase order to use such Product in the manufacture of a drug product incorporating such Product within [**] of Akebia’s release of the Product, (i) such Product in storage at STA’s facilities shall be deemed to have been accepted by Akebia and delivered to Akebia and title to, control of and risk of loss thereto shall transfer to Akebia, and (ii) the Parties shall promptly enter into a mutually agreeable storage agreement with regards to storage of such Product. Except for Safety Stock, for any Product that has been stored for more than [**] after Akebia Release STA will charge Akebia storage fees at a [**], unless different rates are otherwise agreed in writing by the Parties. The storage fees are subject to periodic review and adjustment by STA; provided that storage fees shall not be adjusted more than [**] in any [**] period. Akebia agrees that it is responsible to insure its

Products in storage at STA’s facilities against damage or loss and shall purchase appropriate insurance to cover such Products.

4.Section 15.1 is hereby deleted in its entirety and replaced with the following:

15.1 All materials, as the case may be, to be provided by STA to Akebia will be delivered [**], including Product, returned Akebia Materials, Raw Materials, returned Batch Records and returned Confidential Information. For the avoidance of doubt, [**]. Title to, control of and risk of loss of such material (if not already vested in Akebia) shall transfer from STA to Akebia upon delivery. Notwithstanding the foregoing, the material (other than the Product) shall be deemed to have been delivered to Akebia if [**] within [**] after STA notifies Akebia that such material is ready for delivery.

5.Exhibit A of the Supply Agreement is hereby deleted in its entirety and replaced with the following:
Exhibit A—Product Price, Lead Time and Minimum Order Quantity

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6.All capitalized terms not defined herein shall have meaning set forth in the Supply Agreement.

7.Except as otherwise provided herein, all provisions of the Supply Agreement, not expressed amended by this Amendment shall remain in full force and effect.

8.This Amendment may be executed by electronic means (including .PDF) and in any number of counterparts, each of which when executed and delivered, shall constitute an original, but all of which together shall constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

IN WITNESS WHEREOF, the Parties have executed this Amendment to the Supply Agreement effective as of the Amendment Effective Date written above.

AKEBIA THERAPEUTICS, INC. By: /s/ Kimberly Garko Print Name: Kimberly Garko Title: Senior Vice President, Chief Technical Officer Date: August 20, 2025_______________________	STA PHARMACEUTICAL HONG KONG LIMITED By: /s/ Xiaoyong Fu Print Name: Xiaoyong Fu Title: Executive Vice President, Head of STA Date: 2025-08-20________________________

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